Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated March 4, 2010, with respect to the consolidated financial statements incorporated by reference in the Annual Report of Fuel Tech, Inc. on Form 10-K for the year ended December 31, 2009. We hereby consent to the incorporation by reference of said report in the Registration Statements of Fuel Tech, Inc. on Form S-8 (File No. 333-137735, effective October 2, 2006 and File No. 333-36390, effective May 5, 2000).
/s/ GRANT THORNTON LLP
St. Louis, Missouri
March 9, 2011